As filed with the Securities and Exchange Commission on January 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pioneer Natural Resources Company

(Exact name of Registrant as specified in its charter)

Delaware	75-2702753
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(972) 444-9001

(Address of Principal Executive Offices, including Zip Code)

Amended and Restated Parsley Energy, Inc. 2014 Long Term Incentive Plan

Jagged Peak Energy Inc. 2017 Long Term Incentive Plan

Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan

(Full titles of the plans)

Mark H. Kleinman

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, Texas 75038

(972) 444-9001

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Krista P. Hanvey

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, Suite 2100

Dallas, TX 75201

(214) 698-3100

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Common stock, par value $0.01 per share, of Pioneer Natural Resources Company, issuable upon vesting of outstanding restricted stock units issued under the Parsley Energy, Inc. 2014 Long Term Incentive Plan and the Jagged Peak Energy Inc. 2017 Long Term Incentive Plan	38,025(1)	$119.74	$4,553,113.50	$496.74
Common stock, par value $0.01 per share, of Pioneer Natural Resources Company	1,055,490(2)	$119.74	$126,384,372.60	$13,788.54

(1)

Represents 36,239 shares of common stock, par value $0.01 per share (“Pioneer Common Stock”), of Pioneer Natural Resources Company, a Delaware corporation (the “Company” or the “Registrant”), reserved for issuance in connection with certain equity awards granted under the Amended and Restated Parsley Energy, Inc. 2014 Long Term Incentive Plan, as amended (the “2014 Parsley Plan”), and 1,786 shares of Pioneer Common Stock reserved for issuance in connection with certain equity awards granted under the Jagged Peak Energy Inc. 2017 Long Term Incentive Plan (the “Jagged Peak Plan,” together with the 2014 Parsley Plan, the “Parsley Plans,” and such awards collectively, the “Parsley Awards”), in each case that were assumed by the Registrant pursuant to the Merger Agreement (as defined below in the Explanatory Note). In connection with the Mergers (as defined below in the Explanatory Note), each Parsley Award was converted into an equity award with the right to receive a number of shares of Pioneer Common Stock, rounded up or down to the nearest whole share, equal to the product of (a) the number of shares of Class A common stock, par value $0.01 per share (the “Parsley common stock”), of Parsley Energy, Inc., a Delaware corporation (“Parsley Energy”), subject to such Parsley Award as of immediately prior to the Effective Time (as defined below in the Explanatory Note) and (b) the Exchange Ratio (as defined below in the Explanatory Note).

(2)

Represents 879,575 additional shares of Pioneer Common Stock that may be issued pursuant to the Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan (the “Pioneer Plan,” together with the Parsley Plans, the “Equity Plans”), in accordance with, and subject to the terms and conditions of, an exception under Rule 303A.08 of the NYSE Listed Company Manual (as discussed below), which additional shares of Pioneer Common Stock represent a portion of the remaining number of shares of Parsley common stock that were available for issuance under the 2014 Parsley Plan immediately prior to the Effective Time, after applying the Exchange Ratio, and assumed by the Registrant. This also includes 175,915 shares of Pioneer Common Stock that may become available for issuance under the Pioneer Plan as a result of outstanding awards that are terminated, expire or are otherwise cancelled.

(3)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of Pioneer Common Stock that become issuable under the Parsley Plans and the Pioneer Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Pioneer Common Stock as reported on the New York Stock Exchange on January 5, 2021.

(5)	Pursuant to Rule 457(p) under the Securities Act, the amount of the registration fee payable hereunder has been partially offset by previously paid registration fees as follows:
a.

On January 10, 2020, 11,579,836 shares of Parsley common stock were registered by Parsley Energy on Form S-8 (File No. 333-235882) (the “Parsley Energy S-8”) with respect to the Parsley Plans. A registration fee of $27,656.35 (the “Parsley S-8 Fee”) was carried forward from a prior Form S-8 (File No. 333-215830) that was filed by Jagged Peak Energy, Inc., a Delaware corporation (“Jagged Peak”) on January 31, 2017 in connection with the filing of the Parsley Energy S-8. Of the 11,579,836 shares of Parsley common stock registered on the Parsley Energy S-8, 8,734,141 shares of Parsley common stock are being carried forward from the Parsley Energy S-8. A total of 1,093,515 shares of Pioneer Common Stock are being registered hereby, which number was determined by multiplying 8,734,141 shares by the Exchange Ratio. The unused portion of the Parsley S-8 Fee previously paid that may be used as an offset against this filing or future filings is equal to $25,902.58.

b.

Accordingly, the total registration fee for the shares registered under this Registration Statement of $14,285.28 is hereby offset by $25,902.58, which represents the unused portion of the registration fee paid in (a) and therefore no registration fee is due in connection with this Registration Statement.

EXPLANATORY NOTE

On October 20, 2020, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Registrant, Parsley Energy, Pearl First Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant (“Merger Sub Inc.”), Pearl Second Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Registrant (“Merger Sub LLC”), Pearl Opco Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Registrant (“Opco Merger Sub LLC”), and Parsley Energy, LLC, a Delaware limited liability company (“Opco LLC”), which provided for, among other things, (i) the merger of Merger Sub Inc. with and into Parsley Energy, with Parsley Energy continuing as the surviving entity (the “Surviving Corporation”) (such merger, the “First Company Merger”), (ii) simultaneously with the First Company Merger, the merger of Opco Merger Sub LLC with and into Opco LLC, with Opco LLC continuing as the surviving entity (such merger, the “Opco Merger”), and (iii) immediately following the First Company Merger and the Opco Merger, the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (such merger, together with the First Company Merger and the Opco Merger, the “Mergers”).

At the Effective Time (as defined in the Merger Agreement), Parsley Awards that were outstanding as of immediately prior to the Effective Time under the Parsley Plans were assumed by the Registrant and remain subject to the same terms and conditions as were applicable to such Parsley Awards immediately prior to the Effective Time, but each such Parsley Award was automatically converted into an award with the right to receive a number of shares of Pioneer Common Stock, rounded up or down to the nearest whole share, that is equal to the product of (a) the number of shares of Parsley common stock subject to such Parsley Award as of immediately prior to the Effective Time and (b) 0.1252 (the “Exchange Ratio”).

As of the Effective Time, the Registrant has assumed (i) all rights and obligations under the Parsley Plans and (ii) certain outstanding shares of Parsley common stock available for issuance under the 2014 Parsley Plan. This registration statement on Form S-8 (the “Registration Statement”) registers 36,239 shares of Pioneer Common Stock issuable by the Registrant upon settlement of the outstanding Parsley Awards granted under the 2014 Parsley Plan and 1,786 shares of Pioneer Common Stock issuable by the Registrant upon settlement of the outstanding Parsley Awards granted under the Jagged Peak Plan, in each case as assumed by the Registrant in connection with the Mergers.

This Registration Statement on Form S-8 also registers an additional 879,575 shares of Pioneer Common Stock issuable under the Pioneer Plan in accordance with, and subject to the terms and conditions of, an exception under Rule 303A.08 of the NYSE Listed Company Manual (“Rule 303A.08”), which additional shares of Pioneer Common Stock represent a certain number of shares of Parsley common stock that were available for issuance under the 2014 Parsley Plan immediately prior to the Mergers, as appropriately adjusted to reflect such transaction (including the application of the Exchange Ratio) and assumed by the Registrant, and not otherwise reserved for issuance under the 2014 Parsley Plan in satisfaction of the Parsley Awards outstanding thereunder immediately prior to the Effective Time. Pursuant to an exception under Rule 303A.08, shares that are available for grant under a pre-existing shareholder approved plan of an issuer that is acquired in an acquisition or merger may be used (after appropriate adjustment of the number of shares to reflect the transaction) by the listed acquiring company for certain post-transaction grants, either under the pre-existing plan or another plan, provided that the plan met the requirements of Rule 303A.08 prior to such transaction, including the requirements that (i) the time during which those shares are available for grants is not extended beyond the period when they would have been available under the pre-existing plan, absent the transaction, and (ii) such awards are not granted to individuals who were employed, immediately before the transaction, by the post-transaction listed company or entities that were its subsidiaries immediately before the transaction. Finally, this Registration Statement registers an additional 175,915 shares of Pioneer Common Stock that may become available for issuance under the Pioneer Plan as a result of outstanding awards that are terminated, expire or are otherwise cancelled.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required in Part I of this Registration Statement is included in one or more prospectuses for the Equity Plans that are not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof, except to the extent that information therein is deemed furnished and not filed pursuant to securities laws and regulations:

•	the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 24, 2020;

•

the Quarterly Reports on Form 10-Q for the quarterly periods ended March  31, 2020, June  30, 2020 and September 30, 2020, as filed with the Commission on May 8, 2020, August 5, 2020 and November 6, 2020, respectively

•

the Current Reports on Form 8-K filed on March  10, 2020, April  6, 2020, May  8, 2020, May  11, 2020, May  15, 2020, May  27, 2020, August  11, 2020, October  7, 2020, October  13, 2020, October  20, 2020, October  21, 2020, November  4, 2020, November  20, 2020, December  2, 2020, December  30, 2020, January  5, 2021 and January 12, 2021 (other than the portions of those documents not deemed to be filed), respectively; and

•

The description of the Registrant’s Common Stock, $0.01 par value per share, contained in Item 1 of the Registrant’s Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”), on August  5, 1997, as amended by the Registrant’s Registration Statement on Form 8-A/A filed on August 8, 1997, the Registrant’s Current Report on Form 8-K filed with the Commission on September  16, 2013, Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, and any other amendments or reports filed with the Commission for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

Section 145(j) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article Twelfth of the Company’s amended and restated certificate of incorporation, as amended, provides that each person who at any time is or was the Company’s director or officer, or any person who, while the Company’s director or officer, is or was serving at the Company’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (1) indemnification and (2) the advancement of expenses incurred by such person from the Company as, and to the fullest extent, permitted by the Delaware General Corporation Law or any successor statutory provision, as from time to time amended. Any repeal or modification of Article Twelfth of the Company’s amended and restated certificate of incorporation, as amended, shall be prospective only, and shall not limit the rights of any director or officer or the Company’s obligations with respect to any claim arising from the services of such director or officer in the capacities described above prior to any such repeal or amendment of Article Twelfth. Article Twelfth further provides that, in the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred in Article Twelfth of the Company’s amended and restated certificate of incorporation, as amended, are not exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

Article Thirteenth of the Company’s amended and restated certificate of incorporation, as amended, provides that the Company’s directors shall not be personally liable to the Company or any of the Company’s stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Thirteenth does not eliminate or limit the liability of a director (1) for any breach of such director’s duty of loyalty to the Company or the Company’s stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Furthermore, any repeal or modification of Article Thirteenth of the Company’s amended and restated certificate of incorporation, as amended, by the Company’s stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

The Company has entered into indemnification agreements with the Company’s directors and certain of the Company’s officers (each, an “Indemnitee”). Each indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the Indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was the Company’s director, officer, employee or agent or is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the Indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee’s right to indemnification, whether or not wholly successful.

In general, the disinterested directors on the Company’s board of directors or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require the Company to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.

The indemnification agreements require the Company to continue directors’ and officers’ liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be a director or officer, and they obligate the Company to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of the Company. The indemnification agreements also limit the period in which the Company can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims.

The Company maintains directors’ and officers’ liability insurance.

The above discussion of Section 145 of the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation, the indemnification agreements and the Company’s maintenance of directors’ and officers’ liability insurance is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, dated June 26, 1997, and Certificate of Amendment of the Amended and Restated Certificate of Incorporation, effective May 18, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, File No. 1-13245).

4.2	Sixth Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 1-13245, filed with the Commission on November 20, 2020).

4.3	Amended and Restated Parsley Energy, Inc. 2014 Long Term Incentive Plan (filed herewith)

4.4	Jagged Peak Energy Inc. 2017 Long Term Incentive Plan (filed herewith)

4.5	Pioneer Natural Resources Company Amended and Restated 2006 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 1-13245, filed with the Commission on May 24, 2016)

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP (filed herewith).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of the Registrant (filed herewith).

23.2	Consent of KPMG LLP relating to Parsley Energy Inc. (filed herewith).

23.3	Consent of Netherland, Sewell & Associates, Inc. relating to the Registrant (filed herewith).

23.4	Consent of Netherland, Sewell & Associates, Inc. relating to Parsley Energy Inc. (filed herewith).

24.1	Power of Attorney (included as part of signature page to this Registration Statement).

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, Texas on the 12th day of January, 2021.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Richard P. Dealy
Name: Richard P. Dealy
Title: President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Dealy, Mark H. Kleinman and Margaret M. Montemayor, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Sheffield Scott D. Sheffield	Chief Executive Officer (Principal Executive Officer)	January 12, 2021

/s/ Richard P. Dealy Richard P. Dealy	President and Chief Operating Officer (Principal Financial Officer)	January 12, 2021

/s/ Margaret Montemayor Margaret Montemayor	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 12, 2021

/s/ J. Kenneth Thompson J. Kenneth Thompson	Chairman of the Board	January 12, 2021

/s/ A.R. Alameddine A.R. Alameddine	Director	January 12, 2021

/s/ Edison C. Buchanan Edison C. Buchanan	Director	January 12, 2021

/s/ Matt Gallagher Matt Gallagher	Director	January 12, 2021

/s/ Phillip A. Gobe Phillip A. Gobe	Director	January 12, 2021

/s/ Larry R. Grillot Larry R. Grillot	Director	January 12, 2021

/s/ Royce W. Mitchell Royce W. Mitchell	Director	January 12, 2021

/s/ Stacy P. Methvin Stacy P. Methvin	Director	January 12, 2021

/s/ Frank A. Risch Frank A. Risch	Director	January 12, 2021

/s/ Phoebe A. Wood Phoebe A. Wood	Director	January 12, 2021

/s/ Michael D. Wortley Michael D. Wortley	Director	January 12, 2021